Exhibit 11.       Statement of Computation of Per Share Earnings

PATIENT INFOSYSTEMS, INC.

                                                                                Three Months Ended            Nine Months Ended
                                                                                   September 30,                 September 30,
                                                                                1999           1998           1999           1998
                                                                                ----           ----           ----           ----
Net Loss ...............................................................   $(1,882,535)   $(1,348,843)   $(5,639,150)   $(3,083,898)
                                                                           ===========    ===========    ===========    ===========
Weighted average common and
     potential common shares ...........................................     8,033,400      8,020,042      8,030,003      8,017,844
                                                                             =========      =========      =========      =========

Net Loss per share - Basic and Diluted .................................   $     (0.23)   $     (0.17)   $     (0.70)   $     (0.38)
                                                                           ===========    ===========    ===========    ===========